Exhibit 10.3
PHARMION CORPORATION
2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(Amended and Restated effective as of June 8, 2006)
          1. Purpose. The Amended and Restated 2001 Non-Employee Director Stock Option Plan (the “Plan”) is intended to promote the interests of Pharmion Corporation (the “Company”) by providing equity-based compensation as an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors of the Company (the “Board”) which compensation is tied directly to shareholder return.
          2. Effective Date, Amendments, Duration and Shareholder Approval. Effective as of June 9, 2006, the Plan amends and restates the Company’s Amended and Restated 2001 Non-Employee Director Stock Option Plan, adopted by the Board on February 11, 2003 and approved by the stockholders of the Company on September 23, 2003, which amended and restated the Company’s 2001 Non-Employee Director Stock Option Plan (the “Original Plan”), adopted on April 17, 2001. The stockholders of the Company approved an amendment to increase the number of shares of Stock that may be offered under the Plan by an additional 100,000 shares on June 1, 2005, from 375,000 shares to 475,000 shares. The Plan was further amended and restated effective as of June 8, 2006 to increase by 2,500 the automatic annual grant to each Non-Employee Director of an option to purchase shares of Stock, from 5,000 shares to 7,500 shares. The expiration date of the Plan, after which no awards may be granted hereunder, shall be September 23, 2013; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.
          3. Rights to be Granted. Options give an optionee the right for a specified time period to purchase a specified number of shares of common stock, par value $0.001, of the Company (the “Stock”). Options granted under the Plan are not intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
          4. Available Shares. Subject to Section 14 hereof, the aggregate number of shares of Stock reserved and available for issuance pursuant to awards granted under the Plan is 475,000 shares, as increased annually on the date of each annual meeting of the Company’s stockholders following an IPO (as defined below) by an amount of shares equal to the lesser of (i) 50,000 shares of Stock or (ii) such lesser number of shares as determined by the Board. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to and continue to be available for grant under the Plan.
          5. Administration. The Plan shall be administered by the Board or the Compensation Committee of the Board or such other committee of the Board comprising of at least two people as the Board may appoint to administer the Plan (the entity administering the plan from time to time is hereafter referred to as the “Committee”). The Committee shall have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.
          6. Award Agreement. Each award granted under the provisions of the Plan shall be evidenced by an award agreement, in such form as may be approved by the Committee, which agreement shall be duly executed and delivered on behalf of the Company and by the individual to whom such award is granted. Each agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.
          7. Eligibility and Limitations. Awards may be granted pursuant to the Plan only to non-employee members of the Board (each, a “Non-Employee Director”).
          8. Option Price. The exercise price of the Stock covered by the automatic grant of an option pursuant to Section 8 shall be the “Fair Market Value” of the Stock on the date of grant. For purposes of the Plan, the Fair Market Value of the Stock as of any date means (i) if the Stock is listed on a national securities exchange, the closing price on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the NASDAQ National Market System on a last sale basis, the closing price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ National Market System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or (iv) notwithstanding clauses (i) — (iii) above, with respect to options granted as of the consummation of an initial public offering (an “IPO”), the price at which Stock is initially offered to the public in such IPO.
          9. Automatic Grant of Options.
               (a) Catch-Up Grants. Prior to February 11, 2003, pursuant to the terms of the Original Plan, each Non-Employee Director received an initial grant (an “Original Plan Option”) of an option to purchase 12,500 (adjusted to take into account the 1 for 4 reverse stock split effective as of September 25, 2003 (the “Reverse Split”)) shares of Stock either on April 17, 2001, the date of the adoption of the Original Plan (the “Original Effective Date”), or upon such other date that an individual became a Non-Employee Director (the date upon which such grant was made, the “Original Grant Date”). Effective as of February 11, 2003, each Non-Employee Director who has received an Original Plan Option, other than any Non-Employee Director who has received an option to purchase shares of Stock pursuant to a consulting or similar arrangement with the Company, shall be automatically granted, without further action by the Committee, an option to purchase 12,500 (adjusted for the Reverse Split) shares of Stock (a “Catch-Up Option”).
               (b) Initial Grant. Unless action is taken by the Committee to reduce such number, in the event an individual who was not a Non-Employee Director on February 11,

2003 subsequently becomes a Non-Employee Director, such Non-Employee Director shall be automatically granted, on the date upon which such individual first becomes a Non-Employee Director, without further action by the Committee, an option to purchase 25,000 shares of Stock.
               (c) Annual Grant. Prior to February 11, 2003, pursuant to the terms of the Original Plan, on the first anniversary of the Original Effective Date, each Non-Employee Director on such date received a grant of an option to purchase 1,250 (adjusted for the Reverse Split) shares of Stock. Unless action is taken by the Committee to reduce such number, commencing on the second anniversary of the Original Effective Date, each year, on the anniversary of the Original Effective Date (or, if an IPO has occurred, the date of the Company’s Annual Meeting of Stockholders), each Non-Employee Director shall be automatically granted on such date, without further action by the Committee, an option to purchase 7,500 shares of Stock.
          10. Period of Option. The options granted hereunder shall expire on a date which is ten (10) years after the date of grant of the options.
          11. Exercise of Option. Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee of written notice of the number of shares of Stock with respect to which the option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made in cash or by bank check (acceptable to the Committee) or, in the discretion of the Committee, (i) in shares of Stock (valued at the Fair Market Value at the time the Option is exercised) having in the aggregate a value equal to the aggregate exercise price, which either (a) have been held by the Non-Employee Director for at least six-months, or (b) were acquired from a person other than the Company, (ii) in other property having a Fair Market Value on the date of exercise equal to the aggregate exercise price, or (iii) following the date of an IPO, by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate exercise price; provided, however, that the Company shall not directly or indirectly, extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any Non-Employee Director under (iii) above, or otherwise, in violation of Section 402 of the Sarbanes-Oxley Act of 2002.
          12. Exercisability and Vesting of Shares; Non-Transferability of Options.
               (a) Exercisability. Options automatically granted under the Plan pursuant to Section 8 shall be immediately exercisable and shall vest in accordance with the applicable vesting provisions contained in subsection (b) hereof. In the event an optionee elects to exercise an option granted pursuant to Section 8 which is partially or wholly nonvested, the Stock received in respect of the nonvested portion of the option (the “Special Restricted Stock”) shall initially be nonvested and subject to repurchase by the Company upon an optionee’s ceasing to be a member of the Board for any reason, at the exercise price paid per share, with the Special Restricted Stock vesting, and the Company’s repurchase right on such Special Restricted Stock lapsing, on the same date or dates that such nonvested portion of the option would otherwise have vested (had it remained unexercised) in accordance with subsection (ii) and (iii) of subsection 11(b) hereof; provided, however, that in no event shall any additional shares of Special Restricted Stock vest after the optionee’s cessation from service as a Non-Employee Director.
               (b) Vesting.
                    (i) Each Original Plan Option and each Catch-Up Option shall vest as to 25% on the Original Grant Date, and the remainder shall vest ratably on each of the first three anniversaries of the Original Grant Date.
                    (ii) Each initial grant of options pursuant to Section 8(b) which is granted at any time on or after February 11, 2003 shall vest ratably on each of the first four anniversaries of the date of grant of such options.
                    (iii) Each annual grant of options described in Section 8(c) hereof shall vest 100% on the first anniversary of the date of grant of such options.
               (c) Legend on Certificates. The certificates representing shares of Stock acquired under the Plan shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by the Committee or counsel to the Company.
               (d) Non-Transferability. Unless otherwise determined by the Committee, either at the time of grant or prior to the time of transfer, options granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during an optionee’s lifetime only by him.
          13. Termination of Option Rights.
               (a) In the event an optionee ceases to be a member of the Board for any reason, all unvested options shall be forfeited back to the Company and any then unexercised options granted to such optionee which were exercisable at the time the optionee ceased to be a member of the Board may be exercised until the earlier of the last day of the option term or the date that is three months after the date of such termination as a Board member.
               (b) In addition to the Company’s right to repurchase Special Restricted Stock as described in Section 11(a), at any time prior to an IPO, in the event an optionee ceases to be a member of the Board for any reason, the Committee may, in its discretion, and on terms it considers appropriate, require an optionee, or the executors or administrators of an optionee’s estate, to sell back to the Company all shares of Stock (other than Special Restricted Stock) at a price equal to the Fair Market Value at the time of repurchase.
          14. Adjustments Upon Changes in Capitalization and other Matters.
               (a) Awards granted under the Plan, any agreements evidencing such awards and the maximum number of shares of Stock subject to all awards under the Plan may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such option or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
               (b) Notwithstanding the above, in the event of any of the following:
                    (i) the Company is merged or consolidated with another corporation or entity such that after such merger or consolidation the Company is not the surviving entity or the ultimate parent of the surviving entity;
                    (ii) all or substantially all of the assets of the Company or the Stock are acquired by another person or entity;
                    (iii) the reorganization or liquidation of the Company; or
                    (iv) the Company shall enter into a written agreement to undergo an event described in clauses (i), (ii) or (iii) above, then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding options and pay to the holders thereof, in cash or Stock, the value of such options based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 14 may be varied by the Committee in any particular option agreement.
          15. Compliance with the Law.
               (a) The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to award under the Plan which results from the inability of the Company to obtain, or any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company upon exercise of the options under the Plan or shares of Stock issued as a result of such exercise of the options, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued pursuant to any award to reflect such transfer restrictions.

               (b) Each award granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable pursuant to an award is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an award or the issuance of shares of Stock pursuant to an award, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.
          16. Representation of Optionee. The Company may require the optionee to deliver written warranties and representations upon exercise of the option that are necessary to show compliance with federal and state securities laws including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).
          17. Termination and Amendment of Plan. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.
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As adopted by the Board of Directors of Pharmion Corporation as of February 11, 2003, amended and restated as of February 11, 2003, amended and restated as of September 23, 2003, amended as of June 1, 2005 and further amended and restated effective as of June 8, 2006.
By:   /s/ Patrick J. Mahaffy
Title:   President and Chief Executive Officer